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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement (Commission File No. 333-3307) on Form S-3 of our report dated January 19, 1996, except as to Note 11, for which the date is February 27, 1996, on our audits of the consolidated financial statements of RFS Hotel Investors, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the period August 13, 1993 (inception of operations) through December 31, 1993 and the related financial statement schedules as of December 31, 1995; and our report dated February 2, 1996, except as to Note 13, for which the date is February 27, 1996, on our audits of the financial statements of RFS, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ Coopers & Lybrand L.L.P.

Memphis, Tennessee
July 22, 1996